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Exhibit 99.1

GMAC Educational Loan Funding Trust—I

Statements to Noteholders

For the period ending March 31, 2003

        Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer. The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer's knowledge. In some circumstances, certain expenses have been accrued.

        12.04(a)    the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$—
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—

$—

        12.04(b)    the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

	Interest
Class
	Accrued	Paid
A-1AR Notes	$30,745	—
A-2AR Notes	30,268	—
A-3AR Notes	19,861	—
B-1AR Notes	5,604	—

	$86,478	—

        12.04(c)    the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

        12.04(d)    the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$202,890,130

        12.04(e)    the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$78,000,000
A-2AR Notes	78,000,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000

$220,000,000

        12.04(f)    the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Determined by Underwriters
A-1AR Notes	1.290%
A-2AR Notes	1.270%
A-3AR Notes	1.300%
B-1AR Notes	1.310%

        12.04(g)    the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees accrued	Fees paid
Master servicing fees	$2,500	—
Sub-servicing fees	37,700	—

        12.04(h)    the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees accrued	Fees Paid
Administration fee	$2,500	—
Auction agent fees (Annual fee of $22,000 not yet paid)	1,833	—
Market agent fees (not applicable)	—	—
Calculation agent fees (not applicable)	—	—
Broker-dealer fees	14,236	—
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	333	—
Fees paid to Indenture Trustee/Eligible Lender Trustee	4,125	—
(Annual fee of $49,500 paid in April)		—

        12.04(i)    the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

	Principal	Interest	Total
Recoveries	$507,284	195,333	702,617

        Of the total amount recovered, $171,987 was received as of 3-31-03. The remainder was in-transit as of 3-31-03, and was received in early April.

        12.04(j)    the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$2,200,000	—

        12.04(k)    the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

Acquisition Fund	$—

        12.04(l)    the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

Acquisition Fund	$209,560,199

        12.04(m)    the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

Transfers from Acquisition Fund to Revenue Fund	$—

        12.04(n)    the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

        12.04(o)    the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 - 30 days	532	$15,607,517
31 - 60 days	127	3,501,569
61 - 90 days	13	333,324
91 - 120 days	5	145,675
Over 120 days	85	2,657,258
Claims filed	—	—

        12.04(p)    the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$2,995,143	948	2,996,091
Reserve Fund	2,200,000	874	2,200,874
Acquisition Fund	4,984,611	1,882	4,986,493
Student Loan Receivable	202,890,130	932,022	203,822,152

Total	$213,069,884	935,726	214,005,610

Class	Balance	Accrued Interest	Total
A-1AR Notes	$78,000,000	30,745	78,030,745
A-2AR Notes	78,000,000	30,268	78,030,268
A-3AR Notes	50,000,000	19,861	50,019,861
B-1AR Notes	14,000,000	5,604	14,005,604

	$220,000,000	86,478	220,086,478

        12.04(q)    the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	314	12,353,747	6.09%
Financed Student Loans in deferment	566	20,198,347	9.96%

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  Exhibit 99.1
GMAC Educational Loan Funding Trust—I Statements to Noteholders For the period ending March 31, 2003